Exhibit 23.5
CONSENT OF INDEPENDENT DIRECTOR NOMINEE
To Carey Watermark Investors Incorporated (the “Company”):
Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Company’s Registration Statement on Form S-11 (the “Registration Statement”), and any amendments thereto, which indicate that I have accepted a nomination to become an independent director of the Company and upon appointment prior to the commencement of the Company’s initial public offering of shares of common stock pursuant to such Registration Statement, will serve as an independent member of the Board of Directors of the Company.
Dated: July 31, 2010

/s/ William H. Reynolds
Name:	William H. Reynolds
Independent Director Nominee

CONSENT OF INDEPENDENT DIRECTOR NOMINEE
To Carey Watermark Investors Incorporated (the “Company”):
Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Company’s Registration Statement on Form S-11 (the “Registration Statement”), and any amendments thereto, which indicate that I have accepted a nomination to become an independent director of the Company and upon appointment prior to the commencement of the Company’s initial public offering of shares of common stock pursuant to such Registration Statement, will serve as an independent member of the Board of Directors of the Company.
Dated: August 5, 2010

/s/ Charles S. Henry
Name:	Charles S. Henry
Independent Director Nominee